UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Materials Pursuant to §240.14a-12

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS RELATED TO THE JOINT SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL FEBRUARY 12, 2021, OF ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND, ALLIANZGI CONVERTIBLE & INCOME FUND, ALLIANZGI CONVERTIBLE & INCOME FUND II, ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND, ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND, ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND, AND ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND, AND THE RELATED PROXY STATEMENT.

1. Vote by Phone. Simply dial toll-free 1-(866) 356-6140 Ext. 12 to speak to a customer service representative. Please have your control number found on the enclosed Voting Instruction Form available at the time of the call.

2. Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyvote.com

3. Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

DEAR FELLOW SHAREHOLDER,

We have previously sent you proxy material and reminder letters in connection with AllianzGI Artificial Intelligence & Technology Opportunities Fund’s (“AIO”) Special Meeting of Shareholders that has been adjourned until February 12, 2021. It is not unusual for a closed-end fund owned primarily by retail investors to have a slower ascent to reaching the vote requirement threshold.

We are pleased to report that your fellow shareholders have increased the overall vote by approximately 5% over the past three weeks, and we only need an additional 5% to reach the vote requirement. As of January 28th, greater than 85% of voted shares have voted FOR the proposals. Please join your fellow investors and take advantage of your right to vote.

PLEASE NOTE: You may not be aware that you are a shareholder in AIO because your Financial Advisor/Broker invested in AIO on your behalf.

Thank you in advance for voting.

SINCERELY,

THOMAS J. FUCCILLO

PRESIDENT AND CHIEF EXECUTIVE OFFICER